EXHIBIT 99

Wells Fargo & Company's financial results for the quarter ended December 31, 2002

In accordance with FAS 142, effective January 1, 2002, amortization of goodwill was discontinued. For comparability, all amounts for 2001 in the text on pages 1-3 of this exhibit have been adjusted to exclude goodwill amortization. For 2002, the first quarter transitional goodwill impairment charge of $276 million is excluded. The table on page 6 reconciles reported earnings to adjusted earnings.

        Wells Fargo & Company reported diluted earnings per common share of $.86 for the fourth quarter of 2002, compared with $.77 in the fourth quarter of 2001, up 12 percent. Net income was $1.5 billion, up 10 percent from $1.3 billion in the fourth quarter of 2001. For the full year 2002, net income was $5.7 billion, or $3.32 per share, compared with $5.2 billion, or $2.97 per share, for the full year 2001, an increase in earnings per share of 12 percent. All net income and per share data for 2001, described above, exclude the non-cash impairment and other special charges recorded in second quarter 2001 of $1.16 billion after tax, or $.67 per share.

        Excluding market-sensitive income and acquisitions, revenue increased 11 percent from the fourth quarter 2001 and 13 percent for the full year 2002 compared with 2001. Total revenue (unadjusted) for the full year 2002 increased by 22 percent from a year ago. "Revenue growth reflected solid, broad-based sales of core deposit, consumer loan and mortgage products and a modest improvement in trust and investment fees and income from capital markets activities," said Chief Financial Officer Howard Atkins.

        In line with the decline in long-term interest rates during the quarter, the Company realized $91 million in gains on sales of certain mortgage-backed securities. The Company also recorded $96 million of net write-downs on equity investments during the quarter, most of which was for private equity investments. At December 31, 2002, the Company had net unrealized gains of $1.7 billion on equity and debt securities available for sale.

        Loans averaged $183.8 billion for fourth quarter 2002 and $179.3 billion for the full year 2002, up 10 percent over the same periods a year ago. Adjusted for acquisitions, average loans in fourth quarter 2002 increased 8 percent from a year ago and 5 percent (annualized) from third quarter 2002.

        "Excluding mortgage loans held for sale, which increased $18.7 billion in the quarter, average consumer loans increased $13 billion, or 24 percent, from the fourth quarter of 2001 and $3 billion, or 19 percent (annualized), from the third quarter of 2002," said Atkins. "The growth in consumer loans was driven by continued strong demand for home equity loans and lines, as well as solid growth in credit card balances and consumer finance receivables. For the first time in many quarters, commercial loans increased in the fourth quarter. Average commercial loans were up $144 million, or 1 percent. At year-end, commercial loans of $47.3 billion were up 4 percent from September 30, 2002."

        Average core deposits of $194.9 billion for fourth quarter 2002 grew $19.1 billion, or 11 percent, from the fourth quarter of last year and $10.4 billion, or 23 percent (annualized), from third quarter 2002. Excluding acquisitions, average core deposits grew 9 percent since the fourth quarter of last year and about 20 percent (annualized) from third quarter 2002.

Average interest- and noninterest-bearing checking accounts and market rate and other savings accounts grew $23.0 billion, or 15 percent, from last year, and $11.4 billion, or 28 percent (annualized), from third quarter 2002. "We saw strong commercial and consumer deposit growth from new primary account relationships in Wholesale Banking and Community Banking, and increases in mortgage escrow balances from growth in our mortgage servicing portfolio and from mortgage refinancing activities," said Atkins.

        Net interest income on a taxable equivalent basis was $3.89 billion in fourth quarter 2002, up 13 percent from fourth quarter of last year. This increase reflected a 14 percent growth in average earning assets, largely due to solid growth in loans and mortgages held for sale, offset by a modest decline in the net interest margin from 5.50 percent in fourth quarter 2001 to 5.44 percent in the fourth quarter 2002. On a linked-quarter basis, net interest income rose 18 percent (annualized). The principal driver was an $18.7 billion increase in average mortgage loans held for sale which followed the record $89 billion mortgage origination pipeline at the start of the quarter. The 8 basis point reduction in the net interest margin on a linked-quarter basis was primarily due to the additional mortgage warehouse loans originated at lower yields in the fourth quarter than in the third quarter. "Based on a mortgage pipeline of $69 billion at December 31, 2002, we believe that mortgages held for sale balances will remain high in the first quarter of 2003," said Atkins.

        Excluding market-sensitive income and acquisitions, noninterest income in fourth quarter 2002 increased 10 percent from fourth quarter 2001 and 11 percent (unannualized) from third quarter 2002. "Virtually all of our businesses achieved solid fee income growth in 2002. In addition to mortgage banking, business growth contributed solidly to increases in deposit service charges, trust and investment fees, credit card fees, capital markets activities, foreign exchange and insurance fees from Acordia, our commercial insurance brokerage," said Atkins.

        Noninterest expense was $3.8 billion in fourth quarter 2002 compared with $3.5 billion in fourth quarter 2001 and $3.4 billion in third quarter 2002. "The majority of the expense growth from last year and on a linked-quarter basis came from strong volumes in our mortgage and home equity businesses," said Atkins. "On a linked-quarter basis, expenses were up 11 percent, or $363 million. About half of this increase related to processing mortgage and home equity volume growth and approximately $100 million related to expenses in the fourth quarter to enhance revenue and reduce operating costs, including a new, regional banking systems platform, business line restructuring, corporate property and equipment write-downs, and internet initiatives. Due to growth in mortgage volume and the additional expenses listed above, the efficiency ratio was 58.1 in fourth quarter 2002 compared with 56.4 in third quarter 2002."

        "Fourth quarter 2002 credit results reflected slightly lower non-performing assets and slightly higher losses than in the third quarter, but were well below the credit losses and non-performing asset levels of the fourth quarter of 2001. The results were within our expected range and consistent with our view of the economy," said Chief Credit Officer Dave Munio. "All consumer lines of business showed strong and stable performance. Wholesale losses for the period were slightly above those of the third quarter and were spread over several lines of business and geographies."

        Fourth quarter credit losses were $438 million, or .95 percent of average loans outstanding (annualized), compared with $415 million, or .91 percent, in the third quarter of 2002 and significantly improved from $536 million, or 1.27 percent, in the fourth quarter 2001. Full year 2002 net credit losses were $1.73 billion, or ..96 percent of average loans outstanding, compared with $1.78 billion, or 1.09 percent, in 2001. "The full year 2002 results demonstrated the positive impact of our diversified loan portfolio and were aided by good underwriting, well-managed collections and a sound credit culture," said Munio.

        The fourth quarter provision expense was $438 million, equal to actual charge-offs. Full year provision expense of $1.73 billion also approximately equaled full year losses. "Our year-end 2002 allowance of $3.86 billion represented more than two times coverage of non-performing assets. While our allowance to total loans ratio was lower than a year ago, most of our loan growth during 2002 came from home equity loans and residential first mortgages, loan categories that have historically involved lower risk."

        Non-performing assets at December 31, 2002 were $1.70 billion, .9 percent of total loans, down $40 million from the prior quarter and down $116 million from fourth quarter 2001. "While we are comfortable with our year-over-year improvement in net losses and non-performing assets, we remain cautious about future loan losses and non-performing assets because of the uncertain economy," said Munio.

        The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

        The foregoing discussion contains forward-looking statements about the Company. Broadly speaking, forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or similar expressions. Examples of forward-looking statements in this document include the statement that we expect mortgage loans held for sale to remain high throughout the first quarter 2003 and various statements about future loan losses and credit quality.

        Do not unduly rely on forward-looking statements. They give the Company's expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

        There are several factors—many beyond the Company's control—that could cause results to differ significantly from the Company's expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 and Annual Report on Form 10-K for the year ended December 31, 2001, including information incorporated into the Form 10-K from the Company's 2001 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, Items 2 and 3 of the Form 10-Q and "Financial Review—Risk Management" included in the 2001 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

        Other factors described in the Form 10-Q and Form 10-K include     •    business and economic conditions    •    fiscal and monetary policies    •    legislation and regulation    •    disintermediation    •    competition generally and in light of the Gramm-Leach-Bliley Act     •    potential dividend restrictions    •    market acceptance and regulatory approval of new products and services     •    non-banking activities    •    reliance on other companies for infrastructure components     •    integration of acquired companies    •    attracting and retaining key personnel    •     stock price volatility. See, for example, "Factors That May Affect Future Results" in the Form 10-Q and "Regulation and Supervision" in the Form 10-K.

        Any factor described in this document, in the Form 10-Q or in the Form 10-K, or in any information incorporated by reference therein, could, by itself or together with one or more other factors, adversely affect the Company's business, earnings and/or financial condition.

Wells Fargo & Company and Subsidiaries
 SUMMARY FINANCIAL DATA

	Quarter ended December 31,			Year ended December 31,
			% Change			% Change
(in millions, except per share amounts)	2002	2001		2002	2001

For the Period
Before effect of change in accounting principle (1) and excluding goodwill amortization
Net income	$1,466	$1,328	10%	$5,710	$3,994	43%
Diluted earnings per common share	.86	.77	12	3.32	2.30	44
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.71%	1.73%	(1)	1.77%	1.40%	26
Net income applicable to common stock to average common stockholders' equity (ROE)	19.34	19.47	(1)	19.60	14.94	31
Efficiency ratio (2)	58.1	56.1	4	56.8	60.9	(7)
After effect of change in accounting principle
Net income	$1,466	$1,181	24	$5,434	$3,423	59
Diluted earnings per common share	.86	.69	25	3.16	1.97	60
Profitability ratios (annualized)
ROA	1.71%	1.54%	11	1.69%	1.20%	41
ROE	19.34	17.31	12	18.66	12.79	46
Efficiency ratio (2)	58.1	58.7	(1)	56.8	64.0	(11)
Dividends declared per common share	$.28	$.26	8	$1.10	$1.00	10
Average common shares outstanding	1,690.4	1,696.7	—	1,701.1	1,709.5	—
Diluted average common shares outstanding	1,704.0	1,709.2	—	1,718.0	1,726.9	(1)
Total revenue	$6,484	$5,879	10	$24,496	$20,150	22
Average loans	$183,827	$167,203	10	$179,281	$163,124	10
Average assets	340,258	303,930	12	321,791	285,421	13
Average core deposits	194,850	175,752	11	184,133	167,946	10
Net interest margin	5.44%	5.50%	(1)	5.57%	5.36%	4
At Period End
Securities available for sale	$27,947	$40,308	(31)	$27,947	$40,308	(31)
Loans	196,634	172,499	14	196,634	172,499	14
Allowance for loan losses	3,862	3,761	3	3,862	3,761	3
Goodwill	9,753	9,527	2	9,753	9,527	2
Assets	349,259	307,569	14	349,259	307,569	14
Core deposits	198,234	182,295	9	198,234	182,295	9
Common stockholders' equity	30,297	27,150	12	30,297	27,150	12
Stockholders' equity	30,358	27,214	12	30,358	27,214	12
Capital ratios
Common stockholders' equity to assets	8.67%	8.83%	(2)	8.67%	8.83%	(2)
Stockholders' equity to assets	8.69	8.85	(2)	8.69	8.85	(2)
Risk-based capital (3)
Tier 1 capital	7.65	6.99	9	7.65	6.99	9
Total capital	11.38	10.45	9	11.38	10.45	9
Tier 1 leverage (3)	6.58	6.25	5	6.58	6.25	5
Book value per common share	$17.97	$16.01	12	$17.97	$16.01	12
Staff (active, full-time equivalent)	127,500	119,700	7	127,500	119,700	7
Common Stock Price
High	$51.60	$45.14	14	$53.44	$54.81	(2)
Low	43.30	38.25	13	41.52	38.25	9
Period end	46.87	43.47	8	46.87	43.47	8

(1)
Change in accounting principle relates to transitional goodwill impairment charge recorded in first quarter 2002 related to the adoption of FAS 142.
(2)
The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(3)
The December 31, 2002 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
 CONSOLIDATED STATEMENT OF INCOME

	Quarter ended December 31,			Year ended December 31,
			% Change			% Change
(in millions, except per share amounts)	2002	2001		2002	2001

INTEREST INCOME
Securities available for sale	$531	$659	(19)%	$2,424	$2,544	(5)%
Mortgages held for sale	828	540	53	2,450	1,595	54
Loans held for sale	58	66	(12)	252	317	(21)
Loans	3,347	3,367	(1)	13,418	14,461	(7)
Other interest income	62	58	7	288	284	1

Total interest income	4,826	4,690	3	18,832	19,201	(2)

INTEREST EXPENSE
Deposits	460	604	(24)	1,919	3,553	(46)
Short-term borrowings	107	236	(55)	536	1,273	(58)
Long-term debt	363	387	(6)	1,404	1,826	(23)
Guaranteed preferred beneficial interests in Company's subordinated debentures	29	31	(6)	118	89	33

Total interest expense	959	1,258	(24)	3,977	6,741	(41)

NET INTEREST INCOME	3,867	3,432	13	14,855	12,460	19
Provision for loan losses	438	536	(18)	1,733	1,780	(3)

Net interest income after provision for loan losses	3,429	2,896	18	13,122	10,680	23

NONINTEREST INCOME
Service charges on deposit accounts	567	506	12	2,179	1,876	16
Trust and investment fees	451	454	(1)	1,781	1,710	4
Credit card fees	255	216	18	920	796	16
Other fees	375	323	16	1,384	1,244	11
Mortgage banking	515	394	31	1,713	1,671	3
Insurance	231	221	5	997	745	34
Net gains on debt securities available for sale	91	151	(40)	293	316	(7)
Net losses from equity investments	(96)	(61)	57	(327)	(1,538)	(79)
Other	228	243	(6)	701	870	(19)

Total noninterest income	2,617	2,447	7	9,641	7,690	25

NONINTEREST EXPENSE
Salaries	1,091	1,012	8	4,383	4,027	9
Incentive compensation	541	411	32	1,706	1,195	43
Employee benefits	287	223	29	1,283	960	34
Equipment	317	237	34	1,014	909	12
Net occupancy	281	259	8	1,102	975	13
Goodwill	—	158	(100)	—	610	(100)
Core deposit intangibles	38	40	(5)	155	165	(6)
Net losses (gains) on dispositions of premises and equipment	26	—	—	52	(21)	—
Other	1,189	1,114	7	4,214	4,071	4

Total noninterest expense	3,770	3,454	9	13,909	12,891	8

INCOME BEFORE INCOME TAX EXPENSE AND EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,276	1,889	20	8,854	5,479	62
Income tax expense	810	708	14	3,144	2,056	53

NET INCOME BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,466	1,181	24	5,710	3,423	67
Cumulative effect of change in accounting principle	—	—	—	(276)	—	—

NET INCOME	$1,466	$1,181	24%	$5,434	$3,423	59%

NET INCOME APPLICABLE TO COMMON STOCK	$1,465	$1,180	24%	$5,430	$3,409	59%

EARNINGS PER COMMON SHARE BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
Earnings per common share	$.87	$.70	24%	$3.35	$1.99	68%

Diluted earnings per common share	$.86	$.69	25%	$3.32	$1.97	69%

EARNINGS PER COMMON SHARE
Earnings per common share	$.87	$.70	24%	$3.19	$1.99	60%

Diluted earnings per common share	$.86	$.69	25%	$3.16	$1.97	60%

DIVIDENDS DECLARED PER COMMON SHARE	$.28	$.26	8%	$1.10	$1.00	10%

Average common shares outstanding	1,690.4	1,696.7	—%	1,701.1	1,709.5	—%

Diluted average common shares outstanding	1,704.0	1,709.2	—%	1,718.0	1,726.9	(1)%

Wells Fargo & Company and Subsidiaries
 "ADJUSTED" EARNINGS—FAS 142 TRANSITIONAL DISCLOSURE

	December 31, 2001
(in millions, except per share amounts)	Quarter ended	Year ended

NET INCOME
Reported net income	$1,181	$3,423
Goodwill amortization, net of tax	147	571

Adjusted net income	$1,328	$3,994

EARNINGS PER COMMON SHARE
Reported earnings per common share	$.70	$1.99
Goodwill amortization, net of tax	.08	.34

Adjusted earnings per common share	$.78	$2.33

DILUTED EARNINGS PER COMMON SHARE
Reported diluted earnings per common share	$.69	$1.97
Goodwill amortization, net of tax	.08	.33

Adjusted diluted earnings per common share	$.77	$2.30

Wells Fargo & Company and Subsidiaries
 CONSOLIDATED BALANCE SHEET

	December 31,
			% Change
(in millions, except shares)	2002	2001

ASSETS
Cash and due from banks	$17,820	$16,968	5%
Federal funds sold and securities purchased under resale agreements	3,174	2,530	25
Securities available for sale	27,947	40,308	(31)
Mortgages held for sale	51,154	30,405	68
Loans held for sale	6,665	4,745	40
Loans	196,634	172,499	14
Allowance for loan losses	3,862	3,761	3

Net loans	192,772	168,738	14

Mortgage servicing rights	4,489	6,241	(28)
Premises and equipment, net	3,688	3,549	4
Core deposit intangibles	868	1,013	(14)
Goodwill	9,753	9,527	2
Other assets	30,929	23,545	31

Total assets	$349,259	$307,569	14%

LIABILITIES
Noninterest-bearing deposits	$74,094	$65,362	13%
Interest-bearing deposits	142,822	121,904	17

Total deposits	216,916	187,266	16
Short-term borrowings	33,446	37,782	(11)
Accrued expenses and other liabilities	18,334	16,777	9
Long-term debt	47,320	36,095	31
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,885	2,435	18
STOCKHOLDERS' EQUITY
Preferred stock	251	218	15
Unearned ESOP shares	(190)	(154)	23

Total preferred stock	61	64	(5)
Common stock—$1 2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	—
Additional paid-in capital	9,498	9,436	1
Retained earnings	19,394	16,005	21
Cumulative other comprehensive income	976	752	30
Treasury stock—50,474,518 shares and 40,886,028 shares	(2,465)	(1,937)	27

Total stockholders' equity	30,358	27,214	12

Total liabilities and stockholders' equity	$349,259	$307,569	14%

Wells Fargo & Company and Subsidiaries
 CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS' EQUITY

	Year ended December 31,
(in millions)	2002	2001

Balance, beginning of period	$27,214	$26,488
Net income	5,434	3,423
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	1	(3)
Minimum pension liability adjustment	42	(42)
Change in valuation allowance related to:
Investment securities and other retained interests	484	10
Cumulative effect of the change in accounting principle related to derivative instruments and hedging activities	—	71
Derivative instruments and hedge activities	(303)	192
Common stock issued	652	594
Common stock issued for acquisitions	535	22
Common stock repurchased	(2,033)	(1,760)
Preferred stock released to ESOP	206	159
Preferred stock redeemed	—	(200)
Preferred stock dividends	(4)	(14)
Common stock dividends	(1,873)	(1,710)
Change in Rabbi trust assets and similar arrangements (classified as treasury stock)	3	(16)

Balance, end of period	$30,358	$27,214

LOANS

	December 31,
(in millions)	2002	2001

Commercial	$47,292	$47,547
Real estate 1-4 family first mortgage	36,339	25,588
Other real estate mortgage	25,312	24,808
Real estate construction	7,804	7,806
Consumer:
Real estate 1-4 family junior lien mortgage	35,927	25,530
Credit card	7,455	6,700
Other revolving credit and monthly payment	26,353	23,502

Total consumer	69,735	55,732
Lease financing	8,241	9,420
Foreign	1,911	1,598

Total loans (net of unearned income)	$196,634	$172,499

Wells Fargo & Company and Subsidiaries
 CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

	Quarter ended			Year ended
(in millions)	Dec. 31, 2002	Sept. 30, 2002	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2001

Balance, beginning of period	$3,861	$3,883	$3,761	$3,761	$3,719
Allowances related to business combinations/other	1	(2)	—	93	41
Provision for loan losses	438	395	536	1,733	1,780
Loan charge-offs:
Commercial	(183)	(159)	(232)	(716)	(692)
Real estate 1-4 family first mortgage	(7)	(3)	(8)	(27)	(29)
Other real estate mortgage	(10)	(2)	(20)	(24)	(32)
Real estate construction	(8)	(9)	(27)	(40)	(37)
Consumer:
Real estate 1-4 family junior lien mortgage	(23)	(14)	(13)	(67)	(47)
Credit card	(100)	(99)	(102)	(407)	(421)
Other revolving credit and monthly payment	(174)	(212)	(209)	(770)	(770)

Total consumer	(297)	(325)	(324)	(1,244)	(1,238)
Lease financing	(26)	(21)	(27)	(93)	(94)
Foreign	(21)	(19)	(22)	(84)	(78)

Total loan charge-offs	(552)	(538)	(660)	(2,228)	(2,200)

Loan recoveries:
Commercial	42	36	38	162	96
Real estate 1-4 family first mortgage	—	1	—	4	3
Other real estate mortgage	3	3	10	16	22
Real estate construction	—	10	1	19	3
Consumer:
Real estate 1-4 family junior lien mortgage	3	4	3	14	11
Credit card	12	12	10	47	40
Other revolving credit and monthly payment	45	49	52	205	203

Total consumer	60	65	65	266	254
Lease financing	6	4	6	22	25
Foreign	3	4	4	14	18

Total loan recoveries	114	123	124	503	421

Net loan charge-offs	(438)	(415)	(536)	(1,725)	(1,779)

Balance, end of period	$3,862	$3,861	$3,761	$3,862	$3,761

Net loan charge-offs (annualized) as a percentage of average total loans	.95%	.91%	1.27%	.96%	1.09%

Allowance as a percentage of total loans	1.96%	2.07%	2.18%	1.96%	2.18%

Wells Fargo & Company and Subsidiaries
 NONACCRUAL LOANS AND OTHER ASSETS

(in millions)	Dec. 31, 2002	Dec. 31, 2001

Nonaccrual loans:
Commercial	$796	$827
Real estate 1-4 family first mortgage	210	203
Other real estate mortgage	192	210
Real estate construction	93	145
Consumer:
Real estate 1-4 family junior lien mortgage	69	24
Other revolving credit and monthly payment	48	59

Total consumer	117	83
Lease financing	79	163
Foreign	5	9

Total nonaccrual loans	1,492	1,640
As a percentage of total loans	.8%	1.0%
Foreclosed assets	201	171
Real estate investments (1)	4	2

Total nonaccrual loans and other assets	$1,697	$1,813

(1)
Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were recorded as loans. Real estate investments totaled $9 million and $24 million at December 31, 2002 and 2001, respectively.

Wells Fargo & Company and Subsidiaries
 NONINTEREST INCOME

	Quarter ended Dec. 31,			Year ended Dec. 31,
			% Change			% Change
(in millions)	2002	2001		2002	2001

Service charges on deposit accounts	$567	$506	12%	$2,179	$1,876	16%
Trust and investment fees:
Asset management and custody fees	186	180	3	723	731	(1)
Mutual fund and commission fees	211	207	2	811	803	1
All other	54	67	(19)	247	176	40

Total trust and investment fees	451	454	(1)	1,781	1,710	4
Credit card fees	255	216	18	920	796	16
Other fees:
Cash network fees	43	49	(12)	183	202	(9)
Charges and fees on loans	184	129	43	616	445	38
All other	148	145	2	585	597	(2)

Total other fees	375	323	16	1,384	1,244	11
Mortgage banking:
Origination and other closing fees	353	247	43	1,048	737	42
Servicing fees, net of amortization and impairment	(457)	(238)	92	(737)	(260)	183
Net gains on securities available for sale	—	—	—	—	134	(100)
Net gains on mortgage loan originations/sales activities	520	285	82	1,038	705	47
All other	99	100	(1)	364	355	3

Total mortgage banking	515	394	31	1,713	1,671	3
Insurance	231	221	5	997	745	34
Net gains on debt securities available for sale	91	151	(40)	293	316	(7)
Net losses from equity investments	(96)	(61)	57	(327)	(1,538)	(79)
Net gains on sales of loans	4	25	(84)	19	35	(46)
Net gains on dispositions of operations	16	17	(6)	10	122	(92)
All other	208	201	3	672	713	(6)

Total	$2,617	$2,447	7%	$9,641	$7,690	25%

NONINTEREST EXPENSE

	Quarter ended Dec. 31,			Year ended Dec. 31,
			% Change			% Change
(in millions)	2002	2001		2002	2001

Salaries	$1,091	$1,012	8%	$4,383	$4,027	9%
Incentive compensation	541	411	32	1,706	1,195	43
Employee benefits	287	223	29	1,283	960	34
Equipment	317	237	34	1,014	909	12
Net occupancy	281	259	8	1,102	975	13
Goodwill	—	158	(100)	—	610	(100)
Core deposit intangibles	38	40	(5)	155	165	(6)
Net losses (gains) on dispositions of premises and equipment	26	—	—	52	(21)	—
Outside professional services	188	151	25	565	486	16
Contract services	124	106	17	385	472	(18)
Telecommunications	84	95	(12)	347	355	(2)
Outside data processing	88	81	9	350	319	10
Travel and entertainment	94	76	24	337	286	18
Advertising and promotion	97	87	11	327	276	18
Postage	67	63	6	256	242	6
Stationery and supplies	62	61	2	226	242	(7)
Operating losses	48	85	(44)	163	234	(30)
Insurance	28	21	33	169	167	1
Security	39	40	(3)	159	156	2
All other	270	248	9	930	836	11

Total	$3,770	$3,454	9%	$13,909	$12,891	8%

Wells Fargo & Company and Subsidiaries
 AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,
	2002			2001
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,762	1.53%	$11	$2,320	2.19%	$13
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,525	5.20	19	2,057	5.97	30
Securities of U.S. states and political subdivisions	2,075	8.53	42	2,055	8.09	39
Mortgage-backed securities:
Federal agencies	21,909	7.73	397	29,424	7.24	512
Private collateralized mortgage obligations	2,002	7.35	35	2,137	7.23	38

Total mortgage-backed securities	23,911	7.69	432	31,561	7.24	550
Other debt securities (4)	3,056	7.76	60	3,210	7.62	59

Total debt securities available for sale (4)	30,567	7.63	553	38,883	7.25	678
Mortgages held for sale (3)	57,134	5.79	828	33,892	6.36	540
Loans held for sale (3)	5,808	3.96	58	4,875	5.41	66
Loans:
Commercial	46,467	6.47	758	47,252	6.87	818
Real estate 1-4 family first mortgage	27,006	5.89	398	22,221	6.80	378
Other real estate mortgage	25,268	5.93	377	24,494	7.10	438
Real estate construction	7,894	5.50	109	8,053	6.65	135
Consumer:
Real estate 1-4 family junior lien mortgage	34,890	7.17	630	24,748	8.29	517
Credit card	7,150	12.12	217	6,392	12.51	199
Other revolving credit and monthly payment	24,825	10.04	627	22,904	10.87	626

Total consumer	66,865	8.76	1,474	54,044	9.88	1,342
Lease financing	8,410	6.89	145	9,537	7.35	176
Foreign	1,917	18.14	87	1,602	20.63	83

Total loans (5)	183,827	7.24	3,348	167,203	8.02	3,370
Other	6,379	3.36	53	4,709	3.79	45

Total earning assets	$286,477	6.78	4,851	$251,882	7.50	4,712

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,418.39		2	$2,002.73		4
Market rate and other savings	97,473.90		221	87,497	1.25	275
Savings certificates	22,774	2.89	166	26,656	4.27	287
Other time deposits	12,694	1.73	56	922	4.21	10
Deposits in foreign offices	4,438	1.34	15	5,578	1.99	28

Total interest-bearing deposits	139,797	1.30	460	122,655	1.95	604
Short-term borrowings	30,175	1.41	107	41,635	2.25	236
Long-term debt	46,060	3.14	363	34,624	4.45	387
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,885	4.08	29	2,291	5.38	31

Total interest-bearing liabilities	218,917	1.74	959	201,205	2.48	1,258
Portion of noninterest-bearing funding sources	67,560	—	—	50,677	—	—

Total funding sources	$286,477	1.34	959	$251,882	2.00	1,258

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.44%	$3,892		5.50%	$3,454

NONINTEREST-EARNING ASSETS
Cash and due from banks	$14,189			$14,913
Goodwill	9,756			9,583
Other	29,836			27,552

Total noninterest-earning assets	$53,781			$52,048

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$72,185			$59,597
Other liabilities	19,045			16,015
Preferred stockholders' equity	57			62
Common stockholders' equity	30,054			27,051
Noninterest-bearing funding sources used to fund earning assets	(67,560)			(50,677)

Net noninterest-bearing funding sources	$53,781			$52,048

TOTAL ASSETS	$340,258			$303,930

(1)
The average prime rate of the Company was 4.46% and 5.16% for the quarters ended December 31, 2002 and 2001, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.55% and 2.15% for the same quarters, respectively.
(2)
Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)
Yields are based on amortized cost balances computed on a settlement date basis.
(4)
Includes certain preferred securities.
(5)
Nonaccrual loans and related income are included in their respective loan categories.
(6)
Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for both quarters presented.

Wells Fargo & Company and Subsidiaries
 AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2002			2001
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,652	1.67%	$44	$2,583	3.69%	$95
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,770	5.57	95	2,158	6.55	137
Securities of U.S. states and political subdivisions	2,106	8.33	167	2,026	7.98	154
Mortgage-backed securities:
Federal agencies	26,718	7.23	1,856	27,433	7.19	1,917
Private collateralized mortgage obligations	2,341	7.18	163	1,766	8.55	148

Total mortgage-backed securities	29,059	7.22	2,019	29,199	7.27	2,065
Other debt securities (4)	3,029	7.74	232	3,343	7.80	254

Total debt securities available for sale (4)	35,964	7.25	2,513	36,726	7.32	2,610
Mortgages held for sale (3)	39,858	6.13	2,450	23,677	6.72	1,595
Loans held for sale (3)	5,380	4.69	252	4,820	6.58	317
Loans:
Commercial	46,520	6.80	3,164	48,648	8.01	3,896
Real estate 1-4 family first mortgage	26,951	6.19	1,669	19,715	7.18	1,416
Other real estate mortgage	25,413	6.17	1,568	24,194	7.99	1,934
Real estate construction	7,925	5.69	451	8,073	8.10	654
Consumer:
Real estate 1-4 family junior lien mortgage	30,939	7.43	2,299	21,232	9.25	1,965
Credit card	6,810	12.27	836	6,270	13.36	838
Other revolving credit and monthly payment	24,072	10.28	2,475	23,459	11.40	2,674

Total consumer	61,821	9.07	5,610	50,961	10.75	5,477
Lease financing	8,877	7.11	631	9,930	7.67	761
Foreign	1,774	18.90	335	1,603	20.82	333

Total loans (5)	179,281	7.49	13,428	163,124	8.87	14,471
Other	6,492	3.80	248	4,000	4.77	191

Total earning assets	$269,627	7.05	18,935	$234,930	8.24	19,279

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,494.55		14	$2,178	1.59	35
Market rate and other savings	93,787.95		893	80,585	2.08	1,675
Savings certificates	24,278	3.21	780	29,850	5.13	1,530
Other time deposits	8,191	1.86	153	1,332	5.04	67
Deposits in foreign offices	5,011	1.58	79	6,209	3.96	246

Total interest-bearing deposits	133,761	1.43	1,919	120,154	2.96	3,553
Short-term borrowings	33,278	1.61	536	33,885	3.76	1,273
Long-term debt	42,158	3.33	1,404	34,501	5.29	1,826
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,780	4.23	118	1,394	6.40	89

Total interest-bearing liabilities	211,977	1.88	3,977	189,934	3.55	6,741
Portion of noninterest-bearing funding sources	57,650	—	—	44,996	—	—

Total funding sources	$269,627	1.48	3,977	$234,930	2.88	6,741

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.57%	$14,958		5.36%	$12,538

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,820			$14,608
Goodwill	9,737			9,514
Other	28,607			26,369

Total noninterest-earning assets	$52,164			$50,491

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$63,574			$55,333
Other liabilities	17,079			13,301
Preferred stockholders' equity	55			210
Common stockholders' equity	29,106			26,643
Noninterest-bearing funding sources used to fund earning assets	(57,650)			(44,996)

Net noninterest-bearing funding sources	$52,164			$50,491

TOTAL ASSETS	$321,791			$285,421

(1)
The average prime rate of the Company was 4.68% and 6.91% for the years ended December 31, 2002 and 2001, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.80% and 3.78% for the same years, respectively.
(2)
Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)
Yields are based on amortized cost balances computed on a settlement date basis.
(4)
Includes certain preferred securities.
(5)
Nonaccrual loans and related income are included in their respective loan categories.
(6)
Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for all periods presented.

Wells Fargo & Company and Subsidiaries
 OPERATING SEGMENT RESULTS (1)(2)

(income/expense in millions, average balances in billions)		Community Banking		Wholesale Banking		Wells Fargo Financial

Quarter ended December 31,	2002	2001	2002	2001	2002	2001
Net interest income	$2,787	$2,466	$588	$536	$496	$450
Provision for loan losses	266	286	60	106	112	144
Noninterest income	1,913	1,785	622	586	80	98
Noninterest expense	2,829	2,452	653	578	288	265

Income before income tax expense	1,605	1,513	497	438	176	139
Income tax expense	566	530	177	156	67	54

Net income	$1,039	$983	$320	282	$109	$85

Average loans	$119	$103	$49	$50	$16	$14
Average assets	243	214	73	68	18	16
Average core deposits	175	159	20	17	—	—
Year ended December 31,
Net interest income	$10,727	$8,696	$2,293	$2,164	$1,866	$1,679
Provision for loan losses	914	1,015	278	278	541	487
Noninterest income	6,762	5,188	2,513	2,117	354	371
Noninterest expense	10,235	8,937	2,573	2,300	1,099	1,028

Income before income tax expense and effect of change in accounting principle	6,340	3,932	1,955	1,703	580	535
Income tax expense	2,252	1,332	696	610	220	201

Net income before effect of change in accounting principle	4,088	2,600	1,259	1,093	360	334
Cumulative effect of change in accounting principle	—	—	(98)	—	(178)	—

Less: Impairment and other special charges (after tax)(3)		(1,089)		(62)		—

Net income excluding impairment and other special charges	$4,088	$3,689	$1,161	$1,155	$182	$334

Average loans	$115	$100	$49	$50	$15	$13
Average assets	228	199	71	66	17	15
Average core deposits	166	152	18	16	—	—

(1)
The differences between the results of the combined operating segments and the consolidated results of the Company consist of inter-segment eliminations and unallocated items.
(2)
Results have been restated for 2001 to reflect changes in funds transfer pricing methodology to be consistent with first quarter 2002 and to eliminate goodwill amortization.
(3)
Impairment and other special charges in the second quarter of 2001, which are included in noninterest income, mainly related to impairment of publicly traded and private equity securities, primarily in the venture capital portfolio.